Exhibit 15

May 1, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 1, 2017 on our review of interim financial information of Arconic Inc. and its subsidiaries (Arconic) for the three-month periods ended March 31, 2017 and 2016 and included in Arconic’s quarterly report on Form 10-Q for the quarter ended March 31, 2017 is incorporated by reference in its Post-Effective Amendment to the Registration Statement on Form S-8 dated May 1, 2017.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania